SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)      November 20, 2003

Deb Shops, Inc.

(Exact Name of Registrant as specified in its charter)

Pennsylvania	0-12188	23-1913593

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9401 Blue Grass Road, Philadelphia, PA	19114

(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code      (215) 676-6000

(Former Name or Former Address, if Changed Since Last Report)

Item 7.      Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits

     The following exhibit is filed with this Current Report on Form 8-K:

Exhibit No.	Description

99	Press release, dated November 20, 2003, captioned “DEB SHOPS REPORTS THIRD QUARTER AND NINE-MONTH RESULTS; REAFFIRMS FULL-YEAR SALES AND EARNINGS ESTIMATES”

Item 12.      Results of Operations and Financial Condition.

     On November 20, 2003, Deb Shops, Inc. (the “Company”) issued a press release announcing its financial results for the third quarter and for the nine-month period ended October 31, 2003. A copy of the press release is attached hereto as Exhibit 99.

     The information hereunder shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

     Use of Non-GAAP Financial Information

     To supplement the Company’s consolidated financial statements presented in accordance with generally accepted accounting principles (“GAAP”), the Company uses the non-GAAP measure of EBIDTA (defined by the Company as net income (loss) before taxes, depreciation and amortization) for the three and nine months ended October 31, 2003 and October 31, 2002.

     The Company’s management reviews this non-GAAP measure internally to evaluate the Company’s performance and manage its operations. In addition, since the Company has historically provided non-GAAP results and guidance to the investment community, the Company believes that the inclusion of EBITDA provides consistent and comparable measures to help investors understand the Company’s current and future operating results. The non-GAAP measure included in the press release attached hereto as Exhibit 99 has been reconciled to the comparable GAAP measure as required under SEC rules regarding the use of non-GAAP financial measures. The Company urges investors to carefully review the GAAP financial information included as part of the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and quarterly earnings releases.

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEB SHOPS, INC.

Dated: November 20, 2003	By:	/s/ Barry J. Susson

Barry J. Susson
Chief Financial Officer

EXHIBIT INDEX

     The following exhibit is filed as part of this Current Report on Form 8-K:

Exhibit No.	Description

99*	Press release, dated November 20, 2003, captioned “DEB SHOPS REPORTS THIRD QUARTER AND NINE-MONTH RESULTS; REAFFIRMS FULL-YEAR SALES AND EARNINGS ESTIMATES”

* Filed electronically herewith.